Exhibit 10.7

SETTLEMENT AGREEMENT

dated July 07, 2012 by and between:

EMAC Handels AG (“EMAC”) of Pfaeffikon/Switzerland and

CANYON GOLD CORP. (“CGCC”) of Vancouver BC, Canada

Herewith agree to settle the outstanding debt as given on the books of CGCC on April 30, 2012 as follows:

a)
Note payable in the principal amount of $ 101,000.00 US plus accrued interest in the amount of $ 45,097.10 US for a total of $ 146,097 US to be paid in the Common Stock, restricted of the Company at a rate of $0.10 for a total of 1,460,970 Common Shares, restricted under rule 144. The foregoing amount is final and no further Interest shall be paid.

b)
Payables, recorded as related payables in the amount of $ 316,106 US to be paid in the Common Stock, restricted of the Company at a rate of $0.10 for a total of 3,161,060 Common Shares, restricted under rule 144.

c)	The shares given in a) and b) above shall be issued as directed by EMAC within 30 days of the first day of trading of the CGCC’s stock on the OTC-BB.

d)	This settlement agreement shall cancel and replace any previous signed settlement agreement.

IN WITNESS THEREOF each of the parties has executed this Agreement on July 07, 2012.

Signed,

EMAC Handels AG	CANYON GOLD CORP.

/s/Reinhard Hiestand	/s/Delbert G. Blewett
Reinhard Hiestand, President	Delbert G. Blewett, President & CEO